                                 Exhibit - 14

                          PricewaterhouseCoopers LLP
                          1177 Avenue of the Americas
                           New York, New York 10036

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 3, 2000, relating to the financial statements and financial highlights of H&Q IPO & Emerging Company Fund which appear in the September 30, 2000 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Certain Arrangements with Service Providers" and "Financial Statements and Experts" in this Prospectus/Proxy Statement, and to the reference to us under the heading "Financial Statements" in the Statement of Additional Information.


                                      /s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
New York, New York
January 16, 2000